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SUITE101.COM
     Real People Helping Real People.



FOR IMMEDIATE RELEASE

                                  NEWS RELEASE



         SUITE101.COM, INC. ACCEPTS SUBSCRIPTIONS TO (US)$5.0 MILLION OF
                                   SECURITIES



Vancouver, British Columbia, April 9, 1999 - Suite101.com, Inc. (OTC BB: BOWG) announced today that it has received and accepted subscriptions for (US) $5.0 million of securities sold in units at price of (US) $5.00 per unit. Each unit consists of two shares and one warrant, with each warrant entitling the holder to purchase an additional share at a price of (US) $4.50 per share until February 29, 2000. The subscription proceeds received reflect the sale of all of the securities offered in the Company's recent private placement. The purpose of the offering is to provide funds to further the development of the Company's business plans and provide working capital. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.



CONTACT:
Nancy McLeod
Investor Relations
Suite101.com
Tel: 604-682-1400
Fax: 604-682-3277
nancym@suite101.com

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